Exhibit 10.17

INVESTORS RIGHTS AGREEMENT

THIS INVESTORS RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of January 3, 2006, by and among Evogene Ltd., a private company organized under the laws of the State of Israel (Reg. No.: 512838723), having its registered offices at Gad Fienshten 13 Rehovot, Israel (the “Company”) and the Company’s shareholders listed in Schedule A attached hereto (the “Shareholders”).

R E C I T A L S

WHEREAS the Company and each of the Shareholders listed in items 8-25 and 35-37 of Schedule A hereof are parties to the 2nd Amended and Restated Registration Rights Agreement dated January 11, 2004 (the “Former Amended RRA”), and certain of such Shareholders are the holders of Registrable Securities (as such term is defined therein) (the “Former RRA Registrable Securities”) currently outstanding or issuable upon conversion of Series A Preferred Shares of the Company and/or Ordinary-1 Shares of the Company currently outstanding; and

WHEREAS Section 2.2 of the Former Amended RRA provides that with the written consent of the Company, Compugen Ltd. and the consent of the holders of a majority in interest of the Former RRA Registrable Securities currently outstanding or issuable upon conversion of any Series A Preferred Shares of the Company and/or Ordinary-1 Shares of the Company currently outstanding (the “Required Majority”), the Company may amend the Former Amended RRA; and

WHEREAS, certain of the signatories hereto constitute the Required Majority; and

WHEREAS such signatories agree to amend the Former RRA and replace it in its entirety with this Agreement; and

WHEREAS the Company and the Shareholders desire to set forth certain matters regarding registration rights and information rights, all as more fully set forth herein; and

WHEREAS the Company and the required majority of those of the signatories hereto that are also parties to the Voting Agreement (as defined below) agree to its cancellation; and

WHEREAS the Company and the required majority of those of the signatories hereto that are also parties to the First Loan Agreement and the Second Amendment of the First Loan Agreement (both, as defined below) agree to cancel certain provisions thereof, as further detailed herein; and

WHEREAS the Company and the required majority of those of the signatories hereto that are also parties to the 2005 Convertible Bridge Loan (as defined below) agree to cancel a certain provision thereof, as further detailed herein;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	REGISTRATION RIGHTS

1.1.	In this Section 1:

1.1.1.	“Holder” or “Holders” shall mean the Shareholders;

1.1.2.	“Kadima Holder” shall mean any person or entity for which Kadima holds Registrable Securities in trust.

1.1.3.	“register”, “registered”, and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act or any similar or applicable securities act in a jurisdiction other than the United States, and the declaration or ordering of effectiveness of such registration statement or document.

1.1.4.	“Registrable Securities” shall mean Ordinary Shares of the Company, currently held, or hereafter acquired, by the Holders, including without limitation Ordinary Shares issuable upon conversion of the (i) Series B Preferred Shares of the Company currently outstanding or hereafter issuable pursuant to the exercise of certain warrants that have been granted to certain of the Shareholders; (ii) Series B-1 Preferred Shares hereafter issuable pursuant to the exercise of certain warrants that have been granted to certain of the Shareholders; (iii) Series A Preferred Shares of the Company currently outstanding or hereafter issuable pursuant to the exercise of certain warrants that have been previously granted to certain of the Shareholders; or (iv) Ordinary-1 Shares of the Company. Registrable Securities if transferred, in accordance with the Articles of Association in effect at the time of such transfer, will remain Registrable Securities for the purpose of this Agreement.

1.1.5.	“Securities Act” shall mean the United States Securities Act of 1933, as amended and all regulations promulgated thereunder or under any other similar law.

1.1.6.	“Series B Share Purchase Agreement” shall mean the Share Purchase Agreement made as of the 3rd day of January, 2006, by and between the Company, Kadima High - Tech Ltd. (acting as trustee for the persons and entities listed in Schedule A attached thereto); Epione BioInvestment I L.P. and Epione BioInvestment II L.P.; and certain additional investors listed in Schedule B attached thereto.

1.2.	Demand Registration

1.2.1.

At any time upon the Initial Public Offering (IPO) of the Company and thereafter, but not more than two (2) times during the term of this Agreement (in the aggregate, for all Holders), any Holder or group of Holders of Registrable Securities which hold an aggregate of at least 12.5% (twelve and one half percent) of the Registrable Securities of the Company then issued (the “Initiating Holders”), may request in writing (a “Demand”) that the Company uses its best efforts to register such Holders’ Registrable Securities, or any part thereof, for trading on any recognized European or United States securities exchange or quotation system (“Exchange”) in accordance with the provisions of this Section 1.2, provided however that a Demand for registration in the United States or on any European exchange may only be effected after six (6) months from the consummation of the Company’s initial public offering in the United States or on such European exchange and provided further that the aggregate anticipated offering price of such Registrable Securities equals at least US$4,000,000. A Demand, which has not culminated in the registration of the requested Registrable Securities, shall not be counted as a Demand for the purposes of this section, unless the reason for such lack of culmination was due to an action of the Initiating Holders.

1.2.2.	As soon as practicable after receipt of the Demand, the Company shall promptly give written notice of the proposed registration, qualification or compliance to all other Holders, and shall file a registration statement covering such shares and shall take all actions under its power and control to include in such registration, qualification or compliance all Registrable Securities held by Holders who explicitly expressed their wish to participate in such registration within twenty (20) days after receipt of the Company’s notice. Thereupon the Company shall take all reasonable actions under its power and control to effect such registration as required and as would permit and facilitate the sale and distribution of all such portion of the Holders’ Registrable Securities as are specified in such request together with all such portion of Registrable Securities of any other Holders joining in such request as aforesaid.

1.3.	Form F-3 Registration

1.3.1.	At any time upon the IPO of the Company and thereafter, if the Company receives from the Initiating Holders a written request that the Company effect any registration statement on Form F-3 (or any successor form to Form F-3) for the sale of Registrable Securities, the Company shall as soon as practicable after receipt of such request give notice of proposed registration, qualification or compliance to all other Holders and shall take all actions under its power and control to include in such registration, qualification or compliance all Registrable Securities held by Holders who explicitly expressed, in writing, their wish to participate in such registration within twenty (20) days after receipt of the Company’s notice. Thereupon the Company shall take all actions under its power and control to effect such registration as required and as would permit and facilitate the sale and distribution of all such portion of the Holders’ Registrable Securities as are specified in such request together with all such portion of Registrable Securities of any other Holders joining in such request as aforesaid.

1.3.2.	The Company shall not be obligated to affect a registration, qualification or compliance pursuant to this Section 1.3 if (a) Form F-3 is not available for such offering by the Holders, or (b) the aggregate anticipated offering price of such Registrable Securities equals less than US$2,500,000.

1.4.	Incidental (“Piggy Back”) Registration

1.4.1.	If at any time, upon the IPO of the Company or thereafter, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than registration relating solely to (a) a registration for the employee benefit plans, including stock option and stock purchase plans, (b) a registration relating solely to a Rule 145 of the Securities Act transaction or (c) an initial public offering by the Company of its securities in which security holders of the Company do not participate as sellers, the Company will promptly give to each Holder written notice thereof and include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request(s) by a Holder made within twenty (20) days after receipt of the Company’s notice.

1.5.	The Company’s Right to Delay. The Company may delay the filing of any registration statement requested pursuant to Sections 1.2, 1.3 and 1.4, to a date not more than hundred and twenty (120) days following the date of such request if the Company’s Board of Directors makes a determination in good faith that such a delay is necessary; provided, that the Company may not exercise such right of delay more than once in any twelve month period.

1.6.	Registration Exemptions. Notwithstanding Sections 1.2 and 1.3 above, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance:

1.6.1.	In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

1.6.2.	If the Company has already effected a registration pursuant to Sections 1.2 and/or 1.3 request of the Holder(s) within twelve (12) months prior to the current requested registration pursuant to Sections 1.2 and or 1.3 above, and such registration has been declared or ordered effective.

1.6.3.	If, in the opinion of counsel satisfactory to the Company and the respective Holders, the sale of the Registrable Securities owned by such Holders, may then be made in a transaction exempted from the registration and prospectus delivery requirements of the Securities Act and from the comparable requirements of the applicable state securities laws so that any transfer restrictions may be removed upon the consummation of such sale. Any and/or all of the Kadima Holders then seeking to effect registration and for which Kadima shall at the time still hold Registrable Securities in trust, shall be treated as one block of Holders of Registrable Securities for the purpose of this exemption.

1.7.	Underwriting

1.7.1.	If a registration pursuant to Section 1.2, 1.3 or 1.4 is for a registered public offering involving an underwriting on a firm basis, the Company shall so advise the Holders as part of the notice given pursuant to Sections 1.2, 1.3, or 1.4, as the case may be. In such event, the right of any Holder to registration pursuant to Sections 1.2, 1.3 or 1.4 shall be conditioned upon such Holder’s participation in the underwriting arrangements as required by the applicable underwriters and this Section 1.7, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the managing underwriter selected for such underwriting by the Company. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the participating Holders.

1.7.2.	Notwithstanding any other provision herein, if the managing underwriter advises the Holders in writing that, in such managing underwriter’s good faith professional judgment, marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in a registration pursuant to Section 1.2, 1.3 or 1.4, shall be reduced and allocated among the Holders thereof in proportion, as nearly as practicable to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

1.8.	State Qualification. The Company shall use its best efforts to qualify the sale of Registrable Securities to be included in any registration pursuant to this Section 1 under the Blue Sky or other applicable laws of such jurisdictions as a Holder may reasonably request.

1.9.	Expenses of Registration. All registration expenses incurred in connection with any registration pursuant to this Section 1 (including up to one counsel for the Holders) shall be borne by the Company. Unless otherwise agreed, all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

1.10.	Registration Procedures

In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

1.10.1.	Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of (i) three months after the effective date, or (ii) completion of the distribution described in the registration statement; and

1.10.2.	Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

1.11.	Indemnification

1.11.1.	The Company will indemnify each Holder, each of its officers and directors and partners, agents of such Holder (including its legal counsel and independent accountants), and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder for any legal or any other expenses reasonably incurred in connection with the investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

1.11.2.

Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, agents of the Company (including its legal counsel and independent accountants), and each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors, agents of such Holder (including its legal counsel and independent accountants)

and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect hereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such other Holders, such directors, officers, persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection 1.11.2 shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based upon willful misconduct by such Holder.

1.11.3.	Each party entitled to indemnification under this Section 1.11 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom and enter into any settlement thereof, subject to the Indemnified Party’s consent (which shall not be unreasonably withheld); provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.11 unless the failure to give such notice is materially prejudiced to an Indemnifying Party’s ability to defend such action; and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses in which case the Indemnified Party’s costs of defense including reasonable fees of separate legal counsel shall be borne by the Indemnifying Party. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

1.12.	Information by Holder

The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

1.13.	Rule 144 Reporting

1.13.1.	With a view to making available the benefits of certain rules and regulations of the Securities Exchange Commission (“SEC”) that may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Company’s ordinary shares, the Company agrees to use its best efforts to:

1.13.1.1.	Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended;

1.13.1.2.	File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements).

1.14.	Transfer of Registration Rights and other Rights. The rights to cause the Company to register Registrable Securities and any other rights afforded to the Holders pursuant to this Agreement may be assigned, in whole or in part, to any transferee or assignee of a Holder solely in connection with any transfer or assignment of Registrable Securities or Securities exchangeable or convertible into Registrable Securities held by such Holder effected in accordance with the Company’s Articles of Association, and provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

1.15.	Market Stand Off. In any registration of Registrable Securities or in the Company’s IPO, the Holders agree to abide by a customary “lock up” period of up to one hundred and eighty (180) days if so required by the underwriter in such registration, provided that such obligation shall also apply to the officers, directors, and significant shareholders of the Company. For the purpose of this Section 1.15, the term “significant shareholders” shall mean a holder of at least 10% of the Company’s issued and outstanding share capital on a fully diluted basis immediately prior to such registration.

1.16.	Termination of Registration Rights. Any rights to registration under this Section 1 shall terminate upon the fifth anniversary of the closing of the Company’s IPO.

2.	INFORMATION RIGHTS

Without derogating from any of the rights the Holders might have under the Israeli Companies Law, 1999, until the closing of an IPO, the Company shall prepare and provide to the Holders the following documents:

2.1.	Within seventy five (75) days after the end of each fiscal year of the Company, annual financial statements (including an audited balance sheet of the Company as of the end of such year, and audited statements of income and statements of cash flow of the Company for such year), audited by a firm of Independent Certified Public Accountants in the State of Israel who are members of the Israeli Institute of Certified Public Accountants, and accompanied by an opinion of such firm, which opinion shall state that such financial statements (including the balance sheet and statements of income and cash flow have been prepared in accordance with Israeli GAAP applied on a basis consistent with that of the preceding fiscal year, and present fairly and accurately the financial position of the Company as of their date, and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; and

2.2.	Within forty five (45) days after the end of each quarter of each fiscal year of the Company, unaudited but reviewed financial statements (including a balance sheet of the Company as at the end of each such period and unaudited statements of income and cash flow of the Company for such period), accompanied by a brief confidential overview of the operations of the Company for the ended quarter as shall be prepared by the management of the Company.

The information provided by the Company under this Section 2 shall be held by all recipients in strictest confidence.

2.3.	Accounting. The Company will maintain a system of accounting established and administered in accordance with GAAP consistently applied, and will set aside on its books all such proper reserves as shall be required by GAAP.

3.	CANCELLATION OF PREVIOUS AGREEMENTS

3.1.	Cancellation of Voting Agreement. The Company and those of the undersigned which are also parties to that certain Amended & Restated Voting Agreement dated January 11, 2004 (the “Voting Agreement”), do hereby cancel the Voting Agreement, pursuant to section 5 of the Voting Agreement, and declare that upon their signature hereunder, the Voting Agreement shall have no force and effect.

3.2.	Cancellation of Certain Sections of Loan Agreements.

3.2.1.

The Company and those of the undersigned which are also parties to that certain AMENDED AND RESTATED CONVERTIBLE LOAN AGREEMENT dated July 20, 2003 (the “First Loan Agreement”) and/or that certain Amendment to the amended and restated Convertible Loan Agreement dated December 12, 2003 (the “Second Amendment of the First Loan Agreement”), do hereby agree to the cancellation of Sections 4 (Loan Repayment), 6 (Business Plan), 7 (Conversion),

8 (Protection of Lenders’ Interests), 9 (Board of Directors) and 12 (Information Rights) of the First Loan Agreement and to the cancellation of Section 5 (the Loan Repayment) of the Second Amendment of the First Loan Agreement, and declare that upon their signature hereunder, such provisions shall have no force and effect.

3.2.2.

The Company and those of the undersigned which are also parties to that certain Convertible Bridge Loan agreement with Options dated January 18, 2005 (the “2005 Convertible Bridge Loan”), as amended, do hereby agree to the cancellation of Sections 4.2 (Automatic Conversion of Loan in the event of no Next Equity Financing (at the Final Date)), 5 (Repayment), 6 (Exit Events), and 7 (Adjustments) of the 2005 Convertible Bridge Loan and Section 5.2 (Additional Conversion Alternative in the event of an Automatic Conversion of the Loan upon a “Next Equity Financing”) of the 1st Amendment to the Convertible Bridge Loan Agreement dated January 27, 2005, and declare that upon their signature hereunder, such provision shall have no force and effect.

4.	BRING ALONG

The Shareholders hereby give their consent to the Bring Along provision set forth in Article 70 of the Company’s Amended Articles attached as Exhibit 6.1.1(a) of the Series B Share Purchase Agreement.

5.	GENERAL PROVISIONS

5.1.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersedes any prior understanding or agreement between the parties with regard to the subject matters hereof, including the Former Amended RRA.

5.2.	Validity. This Agreement shall enter into effect subject to and upon fulfillment of each of the following cumulative conditions: (i) receipt of the signatures of the Required Majority that is required in order to amend the Former RRA and replace it in its entirety with this Agreement; (ii) receipt of the signatures of the majority that is required in order to cancel the Voting Agreement as set forth in Section 3.1 above; (iii) receipt of the signatures of the majority that is required in order to cancel certain provisions of the First Loan Agreement and of the Second Amendment of the First Loan Agreement as set forth in Section 3.2.1 above; (iv) receipt of the signatures of the majority that is required in order to cancel a certain provision of the 2005 Convertible Bridge Loan as set forth in Section 3.2.2 above; and (v) consummation of the First Closing of the Series B Share Purchase Agreement (as such term is defined therein).

5.3.	Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of at least 60% (sixty percent) of Registrable Securities then outstanding or issuable upon conversion of Series B-1 Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, and/or Ordinary-1 Shares then outstanding. Any amendment or waiver affected in accordance with this Section 5.3 shall be binding upon each Holder, each permitted successor or assignee of the Holder and the Company.

5.4.	Joining Parties. It is hereby agreed that any New Investor (as defined in the Series B Share Purchase Agreement) participating in the Second Closing of the Series B Share Purchase Agreement shall become a party to this Agreement, and a “Shareholder” for all intents and purposes hereunder, by singing the Joinder Agreement attached as Exhibit 3.4 of the Series B Share Purchase Agreement.

5.5.	Notices. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to the Company: as set forth in the Preamble hereto;

if to the Shareholders: as set forth in Schedule A hereto.

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 5.5 shall be considered as having reached its destination, if it was delivered by hand, at the time of its delivery; if it was sent by registered mail, within 96 hours from the time it was so dispatched; and if it was sent by facsimile, within 24 hours from the receipt of the confirmation of proper transmission of the notice.

5.6.	Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Israel. Any dispute arising under or in relation to this Agreement shall be resolved exclusively by the competent courts of Tel-Aviv Jaffa, Israel, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts for such purposes.

5.7.	Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

5.8.	Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

5.9.	Counterparts. This Agreement may be executed in facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Investors Rights Agreement as of the date and year first above written.

The Company:	EVOGENE LTD., by:

/s/ Ofer Haviv /s/ Hagai Karchi
	Name:	Ofer Haviv
	Title:	CEO
The Shareholders:

KADIMA HIGH-TECH LTD., By:

/s/ Illegible
	Name:	Kadima High-Tech Ltd.
	Title:	Kadima High-Tech Ltd.

EPIONE BIOINVESTMENT I L.P., By:

/s/ Eric Messika
	Name:	Eric Messika
	Title:	General Partner

EPIONE BIOINVESTMENT II L.P., By:

/s/ Eric Messika
	Name:	Eric Messika
	Title:	General Partner

HACKMEY JOSEPH

/s/ Hackmey Joseph

PIERRE SCHNEIDER

/s/ Pierre Schneider

GRYP INVESTMENTS LTD. by:

/s/ Illegible
Name:
Title:

PETER WEINREB

HUNZA VENTURES S.A. by:

/s/ Miemile Vogt
Name:	Miemile Vogt
Title:	Director

MARK GELFAND

/s/ Mark Gelfand

COMPUGEN LTD. by:

/s/ Amos Reltzer
Name:	Amos Reltzer
Title:	General Counsel

DR. HAGAI KARCHI

/s/ Hagai Karchi

DR. RAFAEL MEISSNER

/s/ Rafael Meissner

LEON RECANATI

/s/ Leon Recanti

ROBERT H. ASHER

CAREMI PARTNERS LTD., By:

/s/ Steven Ruchefsky
Name:	Steven Ruchefsky
Title:	President

MARTIN GERSTEL

/s/ Martin Gerstel

SHOMAR CORPORATION, By:

/s/ Marianne Janowsky
Name:	Marianne Janowsky
Title:	Chairman

UZI ZUCKER

/s/ Uzi Zucker

GKW UNIFIED HOLDINGS LLC, By:

/s/ Kurt Tomitz
Name:	Kurt Tomitz
Title:	Chief Financial Officer

SOPHIE DULAC

PATRIMOINE INTERNATIONAL HOLDINGS S.A., By:

Name:
Title:

HUGUES D’HAUSSONVILLE

PAUL NIZARD

YOEL GUILATT

/s/ Yoel Guilatt

TZINA NIHUL VE YIZUM LTD., By:

/s/ Illegible
Name:
Title:

ARISTO VENTURES LTD., By:

/s/ Meir Leshem
Name:	Meir Leshem
Title:	CEO

FRED CRAVES

/s/ Fred Craves

MORDECHAI SEGAL

GOLD POINT INVESTMENT INC.

/s/ S.N. Ariav
Name:	S.N. Ariav
Title:	Attorney-in-Fact

RAMI HAVIV

REICH EINAT

/s/ Einat Reich

GOLDBERG PNINA

/s/ Pnina Goldberg

BAKER LEONARD

/s/ G. Leonard Baker

FRIEDKIN MORTON

/s/ Morton Friedkin

STAFFORD ROBERT

/s/ Robert Stafford

SHAY FRIEDMAN

/s/ Shay Friedman

DANNY FLEISHER

/s/ Danny Fleisher

GAD NOIK

/s/ Gad Noik

ZERAIM GEDERA LTD., By:

Name:
Title:

Schedule A – Shareholders’ Addresses

	Shareholder	Address
1.	Kadima High-Tech Ltd. (as trustee)

c/o Kadima High-Tech Ltd.

10 Oceanus Building

10th Floor, Suit 1005

Herzelia Pituach 46555

Attn: Yossi Ben-Yoseph

E-mail: yossi@kadimainv.com

With a copy to:

Gornitzky & Co.

45 Rothschild Blvd.

Tel Aviv, 65784

Fax: +972-3-560-6555

E-mail: gross@Gornitzky.co.il

Attn: Dubi Gross, Adv.

2.	Epione BioInvestment I L.P.

c/o Epione BioInvestment I L.P.

7 Rival St.

Beit Amgar, 2nd Floor

Tel-Aviv 67778

Attn: Dr. Eric Messika

E-mail: eric@coronis-partners.com

With a copy to:

Baratz, Horn & Co.

1 Azrieli Center, Round

Tower, 18th Floor

Tel Aviv 67021, Israel

Tel: 972-3-6073766

Fax: 972-3-6073778

E-mail: y.horn@bar-law.com

Attn: Yuval Horn, Adv.

3.	Epione BioInvestment II L.P.	c/o Epione BioInvestment II L.P. 7 Rival St. Beit Amgar, 2nd Floor Tel-Aviv 67778 Attn: Dr. Eric Messika E-mail: eric@coronis-partners.com With a copy to: Baratz, Horn & Co.

1 Azrieli Center, Round Tower, 18th Floor Tel Aviv 67021, Israel Tel: 972-3-6073766 Fax: 972-3-6073778 E-mail: y.horn@bar-law.com Attn: Yuval Horn, Adv.

4.	Hackmey Joseph	[* * *] [* * *]

5.	Pierre Schneider	[* * *] [* * *] [* * *]

6.	GRYP Investments Ltd.	8 Hamenofim st. Beit Ofek, 4th floor Hertzeliya Pituach office: 972-9-9725699 fax: 972-9-972-5606

7.	Peter Weinreb	[* * *] [* * *] [* * *]

8.	Leon Recanati	[* * *] [* * *] [* * *] Fax: [* * *] Tel: [* * *]

9.	Robert H. Asher	[* * *] [* * *] Fax: [* * *] [* * *] Tel: [* * *]

10.	Caremi Partners Ltd.	Two American Lane Greenwich CT 06836 Fax: (203)-8627146 Tel: (203)-8614829

11.	Martin Gerstel	[* * *] [* * *] [* * *]

12.	Shomar Corporation	2 Bradford Road Plainview, New York 11803 U.S.A. Fax: (516)-9357836 Tel: (516)-9357848

13.	Uzi Zucker	c/o Bear, Stearns & Co. Inc. 383 Madison Ave. – 40th Floor New York, NY 10179 Fax: (212)-2729318 Tel: (212)-2723745

14.	GKW Unified Holdings LLC	360 North Crescent Drive Beverly Hills, California USA 90210-3818 Fax: (310)-2815831 Tel: (310)-4995432

15.	Sophie Dulac	[* * *] [* * *] [* * *] Tel: [* * *]

16.	Patrimoine International Holdings S.A.	3 Rue Guillaume Kroll L – 1882 Luxembourg Fax: (352)-40-45-48 Tel: (352)-40-63-55

17.	Hugues d’Haussonville	240 Rue de Rivoli 75001 Paris, France Fax: (0033)-142961688 Tel: (0033)-142961072

18.	Paul Nizard	[* * *] [* * *] Fax: [* * *] Tel: [* * *]

19.	Yoel Guilatt	[* * *] [* * *] Fax: [* * *] Tel: [* * *]

20.	Tzina Nihul Ve Yizum Ltd.	9 Hamiktzoa St. Tel Aviv Israel Fax: 03-6874504 Tel: 03-5372225

21.	Aristo Ventures Ltd.	5/39 Fishman Maimon St. Tel Aviv Israel Fax: 03-5270789 Tel: 03-5224878

22.	Mordechai Segal	[* * *] [* * *] [* * *] Tel: [* * *] Fax: [* * *] Tel [* * *]: [* * *]

23.	Fred Craves	[* * *] [* * *] [* * *] Tel: [* * *] Fax: [* * *]

24.	Gold Point Investment Inc.	Gold Point Investment Inc. c/o Sucre, Arias, Castro & Reyes Edificio Sucre Bella Vista, Calle 48 P.O Box 6277 PA-Panama 5

Mailing address: Gold Point Investment Inc. c/o Dr. Peter Kienast Bar & Karrer Seefeldstrasse 19 CH-8024 Zurich Switzerland

25.	Rami Haviv, Adv. (as trustee for Gabi Gonen Levi)	[* * *] [* * *] [* * *] With a copy to: [* * *]

26.	Reich Einat	[* * *] [* * *] [* * *]

27.	Goldberg Pnina	[* * *] [* * *] [* * *]

28.	The Baker Revocable Trust U/A/D 2/3/03	755 Page Mill Road, Suite A-200 Palo Alto, CA 94304 U.S.A. Tel: 650-493-5600 Fax: 650-858-1854

29.	Friedkin Morton	[* * *] [* * *] [* * *] Tel: [* * *] Fax: [* * *]

30.	Stafford Robert	Stafford capital management 222 Kearny Street, Suite 410 San Francisco, Ca 94108 U.S.A. Fax: 415-362-3048

31.	Shay Friedman	[* * *] [* * *] [* * *]

32.	Danny Fleisher	[* * *] [* * *] [* * *]

33.	Gad Noik	[* * *] [* * *] [* * *]

34.	Zeraim Gedera Ltd.	P.O. Box 103, Gedera 70075, Israel

35.	Compugen Ltd.	72 Pinchas Rozen St., Tel Aviv 69512 Israel

36.	Rafael Meisner (Including in respect of any shares beneficially owned by Mr. Meisner and held in trust by Debbie Goodman, Adv.)	[* * *] [* * *] [* * *]

37.	Hagai Karchi (Including in respect of any shares beneficially owned by Mr. Karchi and held in trust by Debbie Goodman, Adv.)	[* * *] [* * *] [* * *]

38.	Hunza Ventures S.A.	Hunza Ventures SA Boulevard Joseph II 40 1840 Luxembourg Tel 352 45 31 31 Fax 352 45 31 33

39.	Mark Gelfand	[* * *] [* * *] [* * *] [* * *]